Exhibit 99.1

First Commonwealth Financial Corporation
Receives Regulatory Approval for CenterGroup Financial, Inc. Merger

Indiana, PA, March 18, 2025 - First Commonwealth Financial Corporation (NYSE: FCF) (“First Commonwealth”) today announced that it has received all regulatory approvals required to complete the previously announced merger of CenterGroup Financial, Inc. (“CGFI”) with and into First Commonwealth and the merger of CenterBank with and into First Commonwealth Bank.
The Federal Deposit Insurance Corporation has approved the merger of CenterBank with and into First Commonwealth Bank, and the Pennsylvania Department of Banking and Securities has approved the merger of CGFI with and into First Commonwealth and the merger of the subsidiary banks. In addition, the Federal Reserve Bank of Cleveland has granted First Commonwealth a waiver of its merger application requirements.
The completion of the merger remains subject to the approval of CGFI shareholders and is expected to occur in the second quarter of 2025.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
First Commonwealth and CGFI have filed a proxy statement/prospectus and other relevant documents with the SEC in connection with the merger.
THE SHAREHOLDERS OF CGFI ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The proxy statement/prospectus and other relevant materials (when they become available), and any other documents First Commonwealth and CGFI have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents First Commonwealth has filed with the SEC by contacting Matthew C. Tomb, General Counsel, First Commonwealth, 601 Philadelphia Street, Indiana, PA 15701, telephone: (800) 711-2265; and may obtain free copies of the proxy statement/prospectus by contacting Lee Lyon III, Executive Vice President and Secretary, CenterGroup Financial, Inc., 744 State Route 28, Milford, OH 45150, telephone: (513) 965-6905.
CGFI and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of CGFI in connection with the proposed Merger. Information concerning such participants’ ownership of CGFI common stock is set forth in the proxy statement/prospectus relating to the Merger.
This communication is neither an offer to sell nor the solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 125 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First

Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
About CenterGroup Financial, Inc.
CGFI’s wholly owned subsidiary, CenterBank, founded in 2000, was built upon an old concept: community banking. CenterBank knows its customers on a first name basis, keeps an open-door policy, and works hard to find common sense solutions for its customers. Specific product sets have been developed for deposits, residential mortgages and full-service banking to owner-managed businesses in the Greater Cincinnati market. CenterBank specializes, and that gives it the opportunity to deliver best in class service to its specific customer niche while effectively managing operating risk. CenterBank has sought to maximize growth within the constraints of acceptable profitability and capital levels to ensure stable and positive regulatory ratings. To learn more about CGFI and CenterBank, please visit www.center.bank.
Forward-looking Statements:
This joint press release of First Commonwealth and CGFI contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of First Commonwealth and CGFI.
Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in First Commonwealth reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet other closing conditions to the merger, including approval by CGFI shareholders; delay in closing the merger; difficulties and delays in integrating the businesses of CGFI and First Commonwealth or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of First Commonwealth products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize anticipated cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and the actions and policies of the federal and state bank regulatory authorities and legislative and regulatory actions and reforms. First Commonwealth and CGFI undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

CONTACT
Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com
Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com